CONFIRMATION OF AUTHORIZATION

I, Christopher J. Hilton, the undersigned, hereby authorize and designate

Jill E. Abbate or Mary Ann DiLorenzo to sign and file Securities and

Exchange Commission Forms 3, 4 and 5 on my behalf for securities of

Suffolk Bancorp (SUBK).This authorization shall continue in effect until a written revocation is filed with the commission. This supersedes any previous power-of-attorney granted for this purpose.

Signature: /s/ Christopher J. Hilton

Dated: March 24, 2015

4 West Second Street P.O. Box 9000 Riverhead, New York 11901

P 631.208.2400